Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-228029, 333-234686 and 333-264476) and on Form S-8 (Nos. 333-219793, 333-228401, 333-227111 and 333-257072) of Tidewater Inc. of our report dated March 7, 2022 relating to the consolidated financial statements of Swire Pacific Offshore Holdings Limited and its subsidiaries, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Singapore

July 6, 2022